Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of April 18, 2006, is among QC HOLDINGS, INC., a Kansas corporation (the “Company”), DON EARLY (“Early”) and PRIDES CAPITAL FUND I, LP, a Delaware limited partnership (“Prides”).

RECITALS

1. The Company and Early are parties to a Registration Rights Agreement dated as of June 22, 2004, which grants to the estate of Early certain registration rights for the common stock of the Company held by the estate of Early and certain other persons (the “2004 Registration Rights Agreement”).

2. Prides, directly or through its affiliated funds, is the holder of 2,047,607 shares of common stock of the Company, is this day acquiring an additional 500,000 shares of common stock of the Company and may seek to acquire additional shares of common stock of the Company in the future.

3. Effective the date hereof, Kevin A. Richardson II, a Managing Member of the sole general partner of Prides, has been appointed to the Board of Directors of the Company, and in such capacity, Mr. Richardson will have access, from time to time, to material nonpublic information relating to the Company.

4. The Company, Early and Prides desire to provide for the orderly sale of common stock of the Company by Early and Prides from time to time in a manner that is intended to protect the Company and its other stockholders, and, accordingly, the Company is granting to the Holders described below certain demand and piggyback registration rights with respect to the shares of common stock of the Company held by the Holders from time to time.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms have the following meanings:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person will be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Common Stock” means (i) the common stock, par value $0.01 per share, of the Company and (ii) any other securities into which or for which any of the securities described in clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, conversion, sale of assets or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means Early, Prides, the estate of Don Early, any trust, testamentary or otherwise, that is funded in whole or in part with shares of Common Stock from Early or the estate of Don Early, and any Affiliate of Early or Prides, or any assignee of Early or Prides in accordance with Section 2.8.

“Initiating Holders” means any Holder or Holders who in the aggregate hold not less than 5% of the then outstanding shares of Common Stock.

“Person” means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, charitable organization, business or government or any governmental agency or political subdivision thereof, including the estate of Early, or any testamentary trust created by Early that is or becomes a Holder.

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of the registration statement.

“Registrable Securities” means any Common Stock held by any Holder. Registrable Securities do not include any shares of Common Stock sold by a Person to the public either pursuant to a registration statement or SEC Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2.8 of this Agreement are not assigned. Any reference to a number of shares of Registrable Securities will be adjusted, as appropriate, to reflect stock splits, stock dividends, combinations, exchanges and other recapitalizations affecting the Common Stock.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.1, 2.2 or 2.4, including all registration and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for and independent accountants to the Company and blue sky fees and expenses, and the fees and expenses of one firm of counsel to all selling Holders in a registration, not to exceed $20,000 for Holders’ counsel for each registration.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of counsel to any Holder participating in a registration in excess of counsel fees to be paid by the Company as part of the Registration Expenses.

SECTION 2. REGISTRATION RIGHTS.

2.1 Demand Registration.

(a) Subject to the conditions of Section 2.1, if the Company receives a written request (the “Demand Request”) from an Initiating Holder or Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding, then the Company will, within 10 days after the receipt thereof, give written notice of the Demand Request to all other Holders (the “Demand Notice”), and the other Holders will have 20 days after receipt of the Demand Notice to notify the Company, in writing, of their desire to participate in the requested registration. Subject to the limitations of this Section 2.1, the Company will use its reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

(b) The Company will not be obligated to effect any registration, qualification or compliance pursuant to this Section 2.1:

(i) if the Holders propose to sell Registrable Securities for gross proceeds of less than $15,000,000;

(ii) if the Company furnishes to the Holders a certificate signed by a duly authorized officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for the demand registration to be effected at that time, in which event the Company will have the right to defer the filing of the demand registration statement for a period of not more than 90 days after receipt of the request of the Holders under this Section 2.1; provided, that the right to delay a request may be exercised by the Company not more than once in any 12-month period;

(iii) if the Company has already effected four registrations for the Holders pursuant to this Section 2.1 or one registration pursuant to this Section 2.1 within the preceding 12 months (counting for these purposes only a registration that has been declared or ordered effective by the SEC and that is not materially interfered with by any stop order, injunction or other such requirement of the SEC); or

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting the registration, unless the Company is already subject to service in that jurisdiction.

(c) If the Company is required to effect a Demand Registration, the Company will file a Form S-3 registration statement or another form available for registering Registrable Securities for sale to the public, covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request of the Holders.

(d) If the Initiating Holders intend to distribute the Registrable Securities covered by the Demand Request by means of an underwritten public offering, they will so advise the Company in the Demand Request, and the Company will include that information in the Demand Notice. The right of any Holder to participate in any registration pursuant to this Section 2.1 will be conditioned upon that Holder’s participation in the underwritten public offering and the inclusion of that Holder’s Registrable Securities in the underwritten public offering (unless otherwise mutually agreed to by a majority-in-interest of the Initiating Holders and that Holder) to the extent provided herein. If the Company requests inclusion in the registration of securities being sold for its own account, or if other Persons (as a result of contractual “piggyback” registration rights, invitation by the Company or otherwise) request inclusion in a Demand Registration pursuant to this Section 2.1, the Initiating Holders will, on behalf of all Holders, offer to include such securities in the underwritten public offering contemplated by the Demand Request, subject to the cutback provisions of this Section 2.1(d). The Company will (together with all Holders and other Persons requesting inclusion of securities in any registration pursuant to this Section 2.1) enter into an underwriting agreement in customary form with the underwriter(s) reasonably acceptable to the Company and selected for the underwritten public offering by a majority in interest of the Initiating Holders. If the underwriter(s) advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be included in the underwritten public offering, (1) the Company will so advise all Holders who have requested to include Registrable Securities in the registration, and the number of shares of Registrable Securities to be included in the Demand Registration and underwritten public offering will be allocated among the Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by each Holder (or in any other proportions as is mutually agreed to by the selling Holders), and (2) the Common Stock or other and the securities requested by other Persons to be included in the Demand Registration as a result of contractual, “piggyback” registration rights, invitation by the Company, or otherwise, as well as any securities to be offered by the Company for its own account, will be excluded from the Demand Registration prior to the exclusion of any Registrable Securities held by any Holders. If any Holder who has requested to include Registrable Securities in a Demand Registration does not agree to the terms of any underwritten public offering, that Holder will be excluded therefrom by written notice from the Company, the underwriter(s), or the Initiating Holders. If, by exclusion of that Holder from the underwritten public offering, a greater number of Registrable Securities held by other Holders may be included in the underwritten public offering, the Company will offer to all other Holders who have requested to include Registrable Securities in the registration the right to include additional Registrable Securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities held by each participating Holder (or in any other proportions as is mutually agreed to by the selling Holders). Any Registrable Securities, Common Stock or other securities excluded or withdrawn from the underwritten public offering contemplated by the Demand Request will also be excluded from the corresponding registration statement.

(e) Only two of the four demand registration rights permitted under this Section 2.1 may be exercised by Early, any Affiliates of Early and any assignees of Early in accordance with Section 3.8, in the aggregate, and only two demand registration rights permitted under this Section 2.1 may be exercised by Prides, any Affiliates of Prides and any assignees of Prides in accordance with Section 2.8, in the aggregate.

2.2 Piggyback Registration.

(a) Piggyback Registration Rights. The Company will notify all Holders in writing at least 20 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under SEC Rule 145) and will afford each Holder an opportunity to include in that registration statement all or part of the Registrable Securities held by the Holder. Each Holder desiring to include in the registration statement all or any part of the Registrable Securities held by him or it must, within 20 days after the notice from the Company, so notify the Company in writing. The Holder’s notice must state the intended method of disposition of the Registrable Securities by the Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in this Section 2.2.

(b) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company will so advise the Holders. In that event, the right of any Holder to be included in a registration pursuant to this Section 2.2 will be conditioned upon the Holder’s participation in the underwriting and the inclusion of the Holder’s Registrable Securities to the extent provided in this Section 2.2(b). All Holders proposing to distribute their Registrable Securities through the underwriting will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting will be allocated, first, to the Company, second, to the Holders, on a pro rata basis based on the total number of Registrable Securities held by the Holders, and third, to any other Persons who are to participate in the registration by contractual right or invitation by the Company, on a pro rata basis based on the total number of shares of Common Stock held by those Persons. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from the underwriting will be excluded and withdrawn from the registration.

(c) Right to Terminate Registration. The Company will have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of the registration, whether or not any Holder has elected to include securities in the registration. The Registration Expenses of the withdrawn registration will be borne by the Company in accordance with Section 2.5.

2.3 Expenses of Registration. Except as specifically provided in this Section 2, all Registration Expenses incurred in connection with any registration will be borne by the Company. All underwriting discounts and selling commissions incurred in connection with any registrations under this Section 2 will be borne by the holders of the securities registered pro rata on the basis of the number of shares registered, and any other Selling Expenses incurred in connection with any registration under this Section 2 will be borne by the stockholder incurring them. The Company will not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1, the request of which is subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the condition, business or prospects of the Company of which the initiating Holders were not aware at the time of the request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.1, in which event the right will be forfeited by all Holders. If the Holders are required to pay the Registration Expenses pursuant to the preceding sentence, the expenses will be borne by the Holders requesting the registration pro rata on the basis of the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders will not forfeit their rights pursuant to Section 2.2 to a demand registration.

2.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities and use all reasonable best efforts to cause the registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep the registration statement effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto (but for no more than 120 days or such lesser period until all such Registrable Securities are sold) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by the registration statement for that period;

(b) Prepare and file as soon as reasonably practicable with the SEC the amendments and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement for the period set forth in paragraph (a);

(c) Furnish as soon as reasonably practicable to the Holders the number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) As soon as reasonably practicable use its reasonable best efforts to register and qualify the securities covered by the registration statement under the state securities or Blue Sky laws as reasonably requested by the Holders; but the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction, unless the Company is already subject to service in such jurisdiction;

(e) If any underwritten public offering, enter into an underwriting agreement, in usual and customary form, with the managing underwriter(s) of the offering and perform its obligations thereunder. Each Holder participating in the underwriting will also enter into and perform its obligations under the underwriting agreement;

(f) Immediately notify each Holder covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any selling Holder, prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(g) Cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted;

(h) Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the SEC and comparable governmental agencies in other applicable jurisdictions;

(i) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all Registrable Securities, in each case not later than the effective date of the registration;

(j) Use its best efforts to furnish, on the date that the Registrable Securities are delivered to the underwriters for sale, if the securities are being sold through underwriters, (i) an opinion, dated as of that date, of the counsel representing the Company for the purposes of the registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of that date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(k) In the event of any underwritten public offering, cooperate with the Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in efforts to sell the Registrable Securities under the offering that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

2.5 Termination of Registration Rights. All registration rights granted under this Section 2 will terminate and be of no further force, as to each Holder, when that Holder (together with its Affiliates) holds less than 5% of the Company’s then outstanding shares of Common Stock.

2.6 Delay of Registration; Furnishing Information.

(a) No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It is a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1 or 2.2 that the selling Holders furnish to the Company any information regarding themselves, the Registrable Securities or Common Stock held by them and the intended method of disposition of the Registrable Securities or Common Stock as is reasonably required to effect the registration of their Registrable Securities or Common Stock.

2.7 Indemnification. If any Registrable Securities or Common Stock are included in a registration statement under Sections 2.1 or 2.2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the Affiliates, partners, stockholders, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for the Holder and each Person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages (including reasonable attorneys’ fees and expenses incurred in connection with investigating, defending or settling any claim, loss, liability, or damage), or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as the losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the registration statement; and the Company will pay as incurred to each Holder, partner, officer, director, underwriter or controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending the loss, claim, damage, liability or action. The indemnity contained in this Section 2.7(a) will not apply to amounts paid in settlement of any loss, claim, damage, liability or action if the settlement is effected without the consent of the Company, which consent will not be unreasonably withheld or delayed, nor will the Company be liable in any case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs solely from reliance upon and in conformity with written information furnished expressly for use in connection with the registration by a Holder, partner, officer, director, underwriter or controlling person of a Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by the Holder are included in the registration, severally but not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other Holder selling securities under the registration statement or any other Holder’s partners, directors or officers or any person who controls the Holder, against any losses, claims, damages or liabilities to which the Company or any director, officer, controlling person, underwriter or other Holder, or partner, director, officer or controlling person of the other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that the Violation occurs solely from reliance upon and in conformity with written information furnished by the Holder, as applicable, furnished expressly for use in connection with the registration by a Holder, partner, officer, director, underwriter or controlling person of a Holder, and each Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of the other Holder in connection with investigating or defending the loss, claim, damage, liability or action if it is judicially determined that there was a Violation of that nature. The indemnity contained in this Section 2.7(b) will not apply to amounts paid in settlement of any loss, claim, damage, liability or action if the settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld or delayed; and in no event will any indemnity under this Section 2.7 exceed the net proceeds from the offering received by the Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), the indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by counsel in that proceeding. But, in no event will the indemnifying party be responsible for the fees and expenses of more than one counsel or firm (in addition to counsel to the indemnifying party) for all indemnified parties, as a group. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any action, if materially prejudicial to its ability to defend the action, will relieve the indemnifying party of any liability to the indemnified party under this Section 2.7 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage or liability in the proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in the loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. But, in no event will any contribution by a Holder hereunder exceed the net proceeds from the offering received by the Holder, as applicable.

(e) To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, as between the Holders and the Company the provisions of the underwriting agreement will control.

(f) The obligations of the Company, Holders under this Section 2.7 will survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any claim or litigation, may, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that (i) has any ongoing restrictions or covenants pertaining to the indemnified party or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to the claim or litigation.

2.8 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee that is an Affiliate of Early or Prides, if (i) the Holder, within 10 days after the transfer, furnishes to the Company written notice of the name and address of the transferee or assignee and the securities with respect to which the registration rights are being assigned and (ii) the transferee agrees to be subject to all restrictions set forth in this Agreement.

2.9 No Limitations on Subsequent Registration Rights. Nothing contained in this Agreement will restrict or limit the right of the Company to enter into any agreement with any holder or prospective holder of any securities of the Company that would allow that holder or prospective holder (a) to include securities in any registration filed under Section 2.1 or Section 2.2, unless under the terms of that agreement, that holder or prospective holder may include securities in any registration only to the extent that the inclusion of those securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

2.10 “Market Stand-Off” Agreement. Each Holder, if requested by the Company and a managing underwriter, agrees that it will not, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to any underwritten public offering of the Company and ending on the date specified by the Company and the managing underwriter (that period not to exceed 90 days in the case of any underwritten offering) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether those shares or any other securities are then owned by the Holder or are thereafter acquired) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 2.10 will not apply to the sale of any shares included in the registration statement filed in connection with the offering, and will only be applicable to the Holders if all executive officers and directors of the Company and all other persons who have registration rights enter into similar agreements. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in any such offering that are consistent with this Section 2.10 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.

SECTION 3. MISCELLANEOUS.

3.1 Governing Law. This Agreement is governed by and will be construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware.

3.2 Stock Splits, etc. All references in this Agreement to numbers of shares and per share amounts will be adjusted to give effect to any stock split, stock dividend, reverse stock split or similar combination or division of the outstanding shares of Common Stock

3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof inure to the benefit of, and are binding upon, the successors, assigns, heirs, executors, and administrators of the parties and inure to the benefit of and are enforceable by each person who becomes a Holder of Registrable Securities from time to time. Prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the record holder of those shares in the Company’s records as the absolute owner and holder of those shares for all purposes, including the payment of dividends or any redemption price.

3.4 Entire Agreement; Termination of Prior Agreement. This Agreement constitutes the entire understanding and agreement between the parties with regard to the subjects hereof, and no party will be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The 2004 Registration Rights Agreement and all obligations of the Company thereunder to register any shares of Common Stock on behalf of Early, his estate, heirs, successors or assigns, are terminated, effective as of the date of this Agreement.

3.5 Severability. If one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

3.6 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified upon the written consent of (i) the Company, (ii) Early or the Holders of at least a majority of the Registrable Securities transferred to those Holders by Early in accordance with Section 2.8, and (iii) Prides or the Holders of at least a majority of the Registrable Securities transferred to those Holders by Prides in accordance with Section 2.8. Any amendment or modification so approved will be binding upon all Holders of Registrable Securities without regard to whether they have consented to the amendment or modification.

(b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived with the written consent of the Company, (ii) Early or the Holders of at least a majority of the Registrable Securities transferred to those Holders by Early in accordance with Section 2.8, and (iii) Prides or the Holders of at least a majority of the Registrable Securities transferred to those Holders by Prides in accordance with Section 2.8. Any waiver so made will be binding upon all Holders of Registrable Securities without regard to whether they have consented to the waiver.

3.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement will impair any right, power, or remedy, nor will it be construed to be a waiver of any breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on that Holder’s part of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, will be cumulative and not alternative.

3.8 Notices. All notices required or permitted hereunder must be in writing and be given: (a) by personal delivery to the party to be notified, (b) by confirmed facsimile during normal business hours of the recipient, (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications must be sent to the party to be notified at the address set forth on the signature pages or at any other address as that party may designate by 10 days advance written notice to the other parties.

3.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.10 Termination of Covenants of the Company. This Agreement (other than the obligations of the Company under Sections 2.3 and 2.7 with respect to any registration effected prior to the termination of this Agreement) will expire and terminate on the date on which the Common Stock of the Company is no longer registered as a class of equity securities under the Exchange Act.

3.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed effective as of the Effective Date.

QC HOLDINGS, INC.

By:	/s/ Darrin J. Andersen
Darrin J. Andersen, President

Address:	9401 Indian Creek Parkway, Suite 1500
Overland Park, Kansas 66210

/s/ Don Early
DON EARLY

Address:	9401 Indian Creek Parkway, Suite 1500
Overland Park, Kansas 66210

PRIDES CAPITAL FUND I, LP

By:	Prides Capital Partners, LLC

By:	/s/ Murray Indick
Name:	Murray Indick
Title:	Managing Member

Address:	44 Montgomery Street, Suite 860
San Francisco, CA 94104